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                                                                    EXHIBIT 99.3

                             LORAL CYBERSTAR, INC.
                               OFFER TO EXCHANGE

           LORAL CYBERSTAR'S 10% SENIOR NOTES DUE 2006 GUARANTEED BY

                     LORAL SPACE & COMMUNICATIONS LTD. AND


WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF LORAL SPACE & COMMUNICATIONS LTD.


                                      FOR

                         LORAL CYBERSTAR'S OUTSTANDING
                       11 1/4% SENIOR NOTES DUE 2007 AND
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2007

To our Clients:


     Enclosed for your consideration is a Prospectus and Consent Solicitation,
dated November   , 2001 (the "Prospectus"), and the related Letter of
Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Loral CyberStar, Inc., a Delaware corporation ("Loral CyberStar"), to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal, up to $675 million aggregate principal amount of newly issued debt securities (the "New Notes") of Loral CyberStar, guaranteed by Loral Space & Communications Ltd., Bermuda company, and up to 6,657,096 warrants to purchase common stock of Loral Space for any and all of the $912.5 million aggregate principal amount of certain outstanding securities issued by Loral CyberStar (the "Existing Notes") described herein.


     In connection with the Exchange Offer, Loral CyberStar is soliciting consents to certain amendments to the indentures under which Loral CyberStar issued the Existing Notes (the "Proposed Amendments") that would eliminate the restrictions on Loral CyberStar's operations currently included in those indentures (the "Consent Solicitation"). If you tender your Existing Notes in the Exchange Offer, you will also be consenting to the Proposed Amendments.

     This material is being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, Loral CyberStar urges beneficial owners of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Existing Notes in the Exchange Offer.


     Accordingly, we request instructions as to whether you wish us to tender any or all Existing Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Existing Notes. PLEASE NOTE THAT IF YOU ARE A RESIDENT OF ANY OF THE JURISDICTIONS THAT ARE LISTED UNDER THE HEADING "INVESTOR SUITABILITY" IN THE INSTRUCTION ATTACHED HERETO, YOU WILL BE REQUIRED TO RESPOND TO QUESTIONS RELATING TO WHETHER YOU ARE ELIGIBLE TO RECEIVE THE NEW NOTES IN THE EXCHANGE OFFER. PLEASE CALL THE DEALER MANAGERS TO FIND OUT WHETHER YOUR STATE SECURITIES REGULATORY AUTHORITY HAS QUALIFIED THE SALE OF THE NEW NOTES IN YOUR STATE.



     YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER EXISTING NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 12:00 midnight, New York City time, on December 20, 2001, unless extended (the "Expiration Date"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 2:00 p.m., New York City time, on the Expiration Date.

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     Your attention is directed to the following:

     1. The Exchange Offer is for any and all Existing Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer -- Conditions to the Exchange Offer."

     3. The Exchange Offer will expire on the Expiration Date.

     4. Any transfer taxes incident to the transfer of the Existing Notes from the tendering holder to Loral CyberStar will be paid by Loral CyberStar, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     5. The tender of your Existing Notes in the Exchange Offer will also constitute your consent to the Proposed Amendments.

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     If you wish to have us tender any or all of your Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Existing Notes, all such Existing Notes will be tendered unless otherwise specified below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Loral CyberStar.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF EXISTING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1 [ ]  Please tender ALL my Existing Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Existing Notes to be tendered if I wish to tender less than all of my Existing Notes.

Box 2 [ ]  Please tender LESS than all my Existing Notes. I wish to tender
           $               principal amount of Existing Notes.

Box 3 [ ]  Please do not tender any Existing Notes held by you for my account or benefit.


                           STATE INVESTOR SUITABILITY



FOR RESIDENTS OF:



    ARIZONA    ARKANSAS      GEORGIA    IDAHO       ILLINOIS
    INDIANA    KENTUCKY      MINNESOTA  NEW JERSEY  NORTH DAKOTA
    OREGON     PENNSYLVANIA  TENNESSEE  TEXAS       UTAH
    WISCONSIN



If the undersigned is a resident of any of the above states and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the undersigned's state securities regulatory authority has qualified the offer and sale of the New Notes in the undersigned's state; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a "Qualified Institutional Buyer", as defined in Rule 144A under the Securities Act of 1933, as amended.



          [ ] The undersigned is a bank, savings institution, trust company, insurance company, "investment company" (as defined under the Investment Company Act of 1940, as amended), pension or profit-sharing trust, financial institution or institutional buyer (in each case, as defined in the securities laws of the undersigned's state of residence).


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FOR RESIDENTS OF CALIFORNIA:



     If the undersigned is a resident of CALIFORNIA and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the California Department of Corporations has qualified the sale of the New Notes in California; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan, or individual retirement account), in each case, within the meaning of Section 25102(i) of the California Corporate Securities Law of 1968.



          [ ] The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended on December 29, 1981, which has total assets (including endowment, annuity and life income funds) of not less than $5,000,000 according to its most recent audited financial statements, as described in Rule 260.102.10(a) of the Blue Sky Regulations promulgated under the California Corporate Securities Law of 1968.



          [ ] The undersigned is a corporation which has a net worth on a consolidated basis according to its most recent audited financial statements of not less than $14,000,000, as described in Rule 260.102.10(b) of the Blue Sky Regulations promulgated under the California Corporate Securities Law of 1968.



FOR RESIDENTS OF OHIO:



     If The undersigned is a resident of OHIO and you are tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the Ohio Commissioner of Securities has qualified the sale of the New Notes in Ohio; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a "Qualified Institutional Buyer", as defined in Rule 144A under the Securities Act of 1933, as amended.



          [ ] The undersigned is a corporation, bank, insurance company, any corporation, bank, insurance company, pension fund or profit fund, employees' profit-sharing trust, any association engaged (as a substantial part of its business or operations) in purchasing or holding securities or any trust in respect of which a bank is trustee or co-trustee (in each case, as defined in Ohio Securities Act).



FOR RESIDENTS OF MICHIGAN:



     If the undersigned is a resident of MICHIGAN and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the Michigan Commissioner of Securities has qualified the sale of the New Notes in Michigan; or (2) the undersigned has checked the following box:



          [ ] The undersigned is a bank, savings institution, trust company, insurance company, investment company (as defined in the Investment Company Act of 1940, as amended) the federal national mortgage association, the federal home loan mortgage corporation, the government national mortgage association, a pension or profit-sharing trust the assets of which are managed by an institutional manager, the treasurer of the State of Michigan, an other financial institution, a broker-dealer (whether the purchaser is acting for itself or in some fiduciary capacity), or a lender approved by the federal housing administration and who has satisfied any additional requirements established by the administrator by rule or order.


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
Date:                , 2001

Signature(s)                                              Account No.: -----------------------------------------
--------------------------------------------------------  Tax Identification Number or
--------------------------------------------------------  Social Security Number: -----------------------------
Please print name(s) here                                 Address: -----------------------------------------------
--------------------------------------------------------  Telephone Number: ----------------------------------
--------------------------------------------------------

UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN A SIGNED SCHEDULE ATTACHED HERETO, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR EXISTING NOTES.

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